Exhibit 10.1

Amendment

THIS AMENDMENT (this “Amendment”) is made as of November 4, 2016, by and between WEYCO GROUP, INC. (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION, (the “Bank” or “Lender”).

BACKGROUND

A.        The Borrower has executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), a certain $60,000,000.00 Committed Line of Credit Note dated November 5, 2013 (as extended, amended or otherwise modified to date, the “Note”) made pursuant to a certain Loan Agreement between the Borrower and the Bank dated as of November 5, 2013 (as extended, amended or otherwise modified to date, the “Loan Agreement”), and a Working Cash®, Line of Credit, Investment Sweep Rider dated November 5, 2013 (as extended, amended or otherwise modified to date, the “Sweep Rider”) (the Note, the Loan Agreement, the Sweep Rider and any other instrument or document given in connection with or to secure the Note being collectively referred to as the “Loan Documents”).

B.        The Note and other Loan Documents evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

C.        The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.	The Loan Documents are amended as follows:

(a)	Effective on November 5, 2016, the Expiration Date set forth in the Loan Agreement and the Note is hereby extended from November 4, 2016 to November 3, 2017.

(b)	The definition of “Daily LIBOR Rate” set forth in Section 2 of the Note and the Sweep Rider is hereby amended and restated to read in its entirety as follows:

““Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing (A) the Published Rate by (B) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency fundings by banks on such day; provided, however, if the Daily LIBOR Rate determined as provided above would be less than zero, then such rate shall be deemed to be zero. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily LIBOR Rate without notice to the Borrower.”

2.        Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the satisfaction of the following conditions on or before November 4, 2016:

(a)	Execution by all parties and delivery to the Bank of this Amendment.

3.        Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Bank may modify this Amendment for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules. The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial or arbitration provisions contained in the Loan Documents.

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

WITNESS / ATTEST:		WEYCO GROUP, INC.

/s/ Stephanie L. Liebl		By:	/s/ John Wittkowske
(SEAL)
Print Name:	Stephanie L. Liebl	Print Name:	John Wittkowske
Title:		Title:	Senior VP – CFO
(Include title only if an officer of entity signing to the right)

/s/ Mark Tomczyk		By:	/s/ Judy Anderson
(SEAL)
Print Name:	Mark Tomczyk	Print Name:	Judy Anderson
Title:		Title:	Vice President – Finance/Treasurer
(Include title only if an officer of entity signing to the right)

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ James P. McMullen
(SEAL)
Print Name:	James P. McMullen
Title:	Senior Vice President

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